UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2022

LiqTech International, Inc.
(Exact name of registrant as specified in charter)

Nevada	001-36210	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Industriparken 22C, 2750 Ballerup, Denmark
(Address of principal executive offices)

+45 3131 5941
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LIQT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the  Exchange Act.  ☐

Item 1.01 Entry into Material Definitive Agreement.

On May 12, 2022, LiqTech International, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lake Street Capital Markets, LLC, as representative of the several underwriters named in Schedule I thereto (the “Underwriters”), pursuant to which the Company issued and sold, in an underwritten public offering (the “Public Offering”), 15,635,850 shares (the “Base Shares”) of the Company’s common stock, par value $0.001 per share, and, to certain investors, pre-funded warrants to purchase 30,425,000 shares of its common stock. In addition, the Company granted the Underwriters fully an option to purchase 6,900,000 additional shares of common stock (the “Option Shares,” and together with the Base Shares, the “Shares”). The offering price to the public in the Public Offering was $0.50 per share of common stock and $0.499 for each pre-funded warrant. The pre-funded warrants will be immediately exercisable at a price of $0.001 per share of common stock.

The Shares and pre-funded warrants were issued pursuant to the Company’s registration statement on Form S-3 (File No. 333-262604), as amended, previously filed with the Securities and Exchange Commission (the “Commission”) and declared effective by the Commission on May 12, 2022. A preliminary prospectus supplement and prospectus supplement relating to the offering have been filed with the Commission.

A copy of the legal opinion and consent of Snell & Wilmer L.L.P. relating to the validity of the issuance and sale of the Shares is attached as Exhibit 5.1 and copy of the legal opinion and consent of K&L Gates LLP relating to the validity of the issuance and sale of the pre-funded warrants is attached as Exhibit 5.2 to this Current Report on Form 8-K.

The gross proceeds to the Company, before deducting underwriting discounts and commissions and other offering expenses, are expected to be approximately $23.0 million, prior to the exercise of the Underwriters’ option to purchase the Option Shares.

The Underwriting Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature. Pursuant to the Underwriting Agreement, the Company and its directors and officers agreed, for a period of 90 days, subject to certain exceptions, not to offer, sell, pledge or otherwise dispose of the Common Stock and other of the Company’s securities that they beneficially own, including securities that are convertible into shares of Common Stock and securities that are exchangeable or exercisable for shares of Common Stock, without the prior written consent of the Underwriters.

The foregoing summary of the Underwriting Agreement and Pre-Funded Warrants does not purport to be complete and is subject to, and qualified in its entirety by, reference to the text of the Underwriting Agreement and Pre-Funded Warrant, which are attached as Exhibit 1.1 and 4.1, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Title or Description

1.1	Underwriting agreement, dated May 12, 2022, by and between LiqTech International, Inc. and Lake Street Capital Markets LLC
4.1	Form of Pre-Funded Warrant
5.1	Opinion of Snell & Wilmer L.L.P.
5.2	Opinion of K&L Gates LLP
23.1	Consent of Snell & Wilmer L.L.P. (contained in Exhibit 5.1)
23.2	Consent of K&L Gates LLP (contained in Exhibit 5.2)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIQTECH INTERNATIONAL, INC.

Date: May 17, 2022	/s/Simon Stadil
Simon Stadil
Chief Financial Officer